EXHIBIT 5
[Baker & Hostetler LLP letterhead]
March 5, 2008
The Board of Directors
Ferro Corporation
1000 Lakeside Avenue
Cleveland, OH 44114
Ladies and Gentlemen:
     We have acted as counsel to Ferro Corporation, an Ohio corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”) being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about the date hereof with respect to the offering from time to time by the Company of (i) senior debt securities (the “Senior Debt Securities”), which may be issued pursuant to an Indenture dated as of the date hereof (the “Senior Indenture”) by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), and (ii) subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which may be issued under an indenture to be entered into by an between the Company and the Trustee, or another trustee, with respect to such Subordinated Debt Securities (the “Subordinated Indenture”).
     We have reviewed the Registration Statement and the exhibits to the Registration Statement, including the forms of documentation under which the Debt Securities will be issuable. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of all such certificates and documents, and have considered such matters of law, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed, with your consent, without independent verification or investigation, the genuineness of all signatures, the legal capacity and competency of natural persons, the authenticity of all documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as facsimile versions or electronic or other copies, and, regarding documents executed by parties other than the Company, that those parties are duly organized and have the power and capacity to execute, deliver and perform their respective obligations under such documents, that the execution, delivery and performance of such documents was duly authorized by those parties, and that such documents are valid and binding obligations of those parties enforceable against those parties in accordance with their respective terms. As to factual matters not within our actual knowledge, we have relied without independent verification upon such certificates as we have deemed appropriate, including certificates of officers of the Company and certificates of public officials. In rendering this opinion, we have assumed there will be a sufficient authorized principal amount of the Debt Securities available at the time of issuance. We also have assumed that the terms established for any specific Debt Securities authorized by or in accordance with authority granted by the board of directors will be consistent with applicable law and the Articles of Incorporation and Code of Regulations of the Company in effect at that time.
     Based upon the foregoing and subject to the qualifications and limitations set forth below, it is our opinion that:
     1. When (a) the terms of the Senior Debt Securities have been duly established by or in accordance with resolutions of the board of directors of the Company authorizing the issuance and sale of the Senior Debt Securities; (b) the Senior Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”); (c) the Senior Debt Securities have been duly executed by the Company and authenticated by the trustee in accordance with the provisions of the Senior Indenture; and (d) the Senior Debt Securities have been issued and sold by the Company and paid for as contemplated in the Registration Statement, the prospectus contained in the Registration Statement and the applicable prospectus supplement, and, if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement and any related terms agreement approved by the board of directors of the Company, the Senior Debt Securities will be entitled to the benefits of the Senior Indenture and will constitute valid and binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization or other laws relating to the enforcement of creditors’ rights generally or by general principles of equity.

     2. When (a) the terms of the Subordinated Debt Securities to be issued under the Subordinated Indenture have been duly established by or in accordance with resolutions of the board of directors of the Company authorizing the issuance and sale of the Subordinated Debt Securities; (b) the Senior Indenture has been qualified under the TIA; (c) the Subordinated Debt Securities have been duly executed by the Company and authenticated by the trustee in accordance with the provisions of the Subordinated Indenture; and (d) the Subordinated Debt Securities have been issued and sold by the Company and paid for as contemplated in the Registration Statement, the prospectus contained in the Registration Statement and the applicable prospectus supplement, and, if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement and any related terms agreement approved by the board of directors of the Company, the Subordinated Debt Securities will be entitled to the benefits of the Subordinated Indenture and will constitute valid and binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization or other laws relating to the enforcement of creditors’ rights generally or by general principles of equity.
     This opinion is based solely upon the laws of the State of Ohio. This opinion speaks as of its date and we assume no obligation to advise you of any events or circumstances, including any changes in applicable law, that may occur after this date and prior to the time of the issuance of any of the Debt Securities as contemplated by the Registration Statement, the prospectus contained in the Registration Statement and the applicable prospectus supplement.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Validity of the Securities” in the prospectus included as part of the Registration Statement. In giving such consent, we do not admit we come within the category of persons whose consent is required by the Securities Act of 1933 or the rules under that Act.
Very truly yours,
/s/ Baker & Hostetler LLP